News Release

Contact:
GSI Commerce, Inc.
Corporate Marketing
610.491.7474
Fax: 610.265.2866

GSI Commerce Reports Fiscal 2007 Third Quarter Operating Results
Company Launches Five Web Stores, Renews Three Multiyear Agreements, Signs Two New Partners and Completes Key, Strategic Acquisition

KING OF PRUSSIA, Pa., Oct. 24, 2007 - GSI Commerce Inc. (Nasdaq: GSIC) today announced financial results for its 2007 fiscal third quarter ended Sept. 29, 2007.

Fiscal 2007 Third Quarter Compared to Fiscal 2006 Third Quarter
•	Net revenue increased 16 percent to $137.3 million from $118.5 million.
•	Merchandise sales increased 36 percent to $315.8 million from $233.0 million.
•	Loss from operations was $11.5 million compared to a loss of $6.1 million.
•	Adjusted EBITDA was a loss of $0.2 million compared to a profit of $1.5 million.
•	Net loss was $6.1 million or $0.13 per share compared to a net loss of $6.2 million or $0.14 per share.
•	Non-GAAP net loss, which is calculated on a fully taxed basis, was $4.7 million or $0.10 per share compared to a non-GAAP net loss of $4.2 million or $0.09 per share.

Definitions of the non-GAAP measures merchandise sales, adjusted EBITDA, non-GAAP net income and free cash flow and a discussion of the importance of these financial metrics to GSI’s business can be found under “Non-GAAP Financial Measures” provided later in this news release.

“I am pleased with our third quarter financial performance. We achieved or exceeded our guidance on all of our key financial metrics. Since our last report, we launched five additional online stores, signed multiyear renewals with three of our league partners, signed two new partner deals for a total of eight year-to-date, and completed a strategic acquisition that increases our partner base and adds scale to our infrastructure,” said Michael G. Rubin, chairman, president and CEO of GSI. “As we approach the holiday shopping season, we see continued strength in e-commerce trends and I am confident in our ability to execute against our plans in the fourth quarter and beyond.”

Key Events Since July 25, 2007

•
During the quarter, GSI announced it had signed multiyear contract extensions with the National Football League® (http://www.NFLShop.com) until fiscal year 2012, Major League Baseball® (http://www.shop.mlb.com) until fiscal year 2016 and the National Hockey League® (http://www.shop.nhl.com) until fiscal year 2014.

•	In July, GSI launched a full-service, e-commerce solution for BCBG Max Azria®, a global fashion company (http://www.bcbg.com).
•
In August, GSI entered its 13th retail category, pet supplies, with the launch of a full-service, e-commerce solution for PetSmart Inc., a multibillion-dollar, specialty retailer of pet services and solutions for the lifetime needs of pets (http://www.petsmart.com). PetSmart® was previously referred to by GSI as an unnamed, multibillion-dollar, specialty retailer.

Page 2 of 6	GSI Commerce 3Q07 Operating Results News Release

•	In August, GSI signed a full-service e-commerce agreement with Humongous Inc., a developer of video games for children that is owned by the French company, Infogrames Entertainment SA.
•
In August, QVC® began hosting NFL®-themed shows and selling NFL-licensed products as part of a multichannel alliance with GSI and the NFL. GSI is the exclusive provider of NFL-licensed merchandise to QVC and GSI’s distribution network fulfills product orders received from both QVC’s telecasts and through its Web store.

•
In September, GSI launched a full-service, direct-to-consumer solution for Hershey’s®Gifts (http://www.hersheygifts.com), the online store of the Hershey Company, North America’s leading chocolate and confectionery manufacturer.

•
In September, GSI launched Toys “R” Us® Canada (www.toysrus.ca ), one of Canada’s largest toy and baby products retailers. gsi interactive is also providing the Canadian online store with affiliate marketing, e-mail marketing and design services.

•
In September, GSI acquired Accretive Commerce®, a Huntersville, N.C.-based, e-commerce solutions provider for $97.5 million, significantly expanding GSI’s partner base to 80 partners and adding to the company’s fulfillment and customer care infrastructure.

•
In September, GSI signed a new international partner, which is an unnamed specialty retailer of men’s apparel. In 2008, the new unnamed partner is scheduled to launch two online stores that each will be available in six European countries.

•
In October, GSI launched a full-service, e-commerce solution for the Roxy® brand (http://www.roxy.com) of Quiksilver Inc., the world’s leading outdoor sports lifestyle company. Quiksilver® was previously referred to by GSI as an unnamed, multibillion-dollar, apparel and lifestyle company.

•
In October, GSI expanded its relationship with a global consumer brands company (an Accretive Commerce partner) by signing a multiyear agreement to provide fulfillment and customer care solutions for the company’s professional skin care products. The partner has an existing multiyear agreement with GSI for customer care for oral hygiene and dental care products.

•
In October, GSI formed a strategic partnership with, and made an investment in AllurentTM, an innovative software company and developer of Web 2.0 applications. GSI will integrate Allurent’s suite of products into its e-commerce platform and will leverage Allurent’s framework to offer e-commerce features that improve customer satisfaction, provide differentiation and increase sales for e-commerce partners.

2007 Fiscal Year and Fourth Quarter Financial Guidance
The following forward-looking statements reflect GSI’s expectations as of Oct. 24, 2007. Given the potential changes in general economic conditions and consumer spending, the emerging nature of e-commerce and various other risk factors discussed below and in our public reports, actual results may differ materially.

The company provides the following updated guidance for fiscal year 2007 (dollars in millions):

GAAP Guidance		Non-GAAP Guidance
	Range		Range
Net revenue	$737.0 - $757.0	Merchandise sales (a)	$1,662.0 - $1,712.0
Income from operations	$8.0 - $11.0	Adjusted EBITDA (b)	$54.0 - $57.0
Net income	$38.5 - $40.0	Non-GAAP net income (c)	$15.0 - $16.5 (fully taxed)

Page 3 of 6	GSI Commerce 3Q07 Operating Results News Release

The following additional fiscal 2007 year guidance is presented to reconcile the GAAP financial metric to its corresponding Non-GAAP financial metric:

a)
Merchandise sales: add to projected net revenue estimated merchandise sales from non-owned inventory of approximately $1.158 billion to $1.193 billion and subtract estimated service fees of approximately $233 to $238 million.

b)
Adjusted EBITDA: add to projected income from operations estimated depreciation and amortization of $35.5 million, estimated stock-based compensation of $8.6 million, and acquisition-related integration costs of approximately $2.0 million.

c)
Non-GAAP net income: add to projected net income estimated stock-based compensation of $8.6 million, estimated amortization of acquisition-related intangibles of $3.1 million, of which approximately $1.5 million is attributable to the Accretive Commerce acquisition, acquisition-related integration costs of $2.0 million and subtract estimated income tax benefit of approximately $26.0 million to $27.2 million. This figure is then taxed at our estimated annual effective tax rate of 40 percent.

Capital expenditures for fiscal year 2007 are estimated to be in a range of $52 million to $57 million including acquisition-related integration capital expenditures of approximately $2.0 million.

The company provides the following guidance for fiscal 2007 fourth quarter (dollars in millions):

GAAP Guidance		Non-GAAP Guidance
	Range		Range
Net revenue	$320.0 - $340.0	Merchandise sales (a)	$707.0 - $757.0
Income from operations	$33.5 - $36.5	Adjusted EBITDA (b)	$50.0 - $53.0
Net income	$52.5 - $54.0	Non-GAAP net income (c)	$24.5 - $26.0 (fully taxed)

The following additional fiscal 2007 fourth quarter guidance is presented to reconcile the GAAP financial metric to its corresponding Non-GAAP financial metric:

a)
Merchandise sales: add to projected net revenue estimated merchandise sales from non-owned inventory of approximately $494.0 million to $529.0 million and subtract estimated service fees of approximately $107.0 to $112.0 million.

b)
Adjusted EBITDA: add to projected income from operations estimated depreciation and amortization of $11.7 million, estimated stock-based compensation of $2.7 million, and acquisition-related integration costs of approximately $2.0 million.

c)
Non-GAAP net income: add to projected net income estimated stock-based compensation of $2.7 million, estimated amortization of acquisition-related intangibles of $1.9 million, of which approximately $1.5 million is attributable to the Accretive Commerce acquisition, acquisition-related integration costs of approximately $2.0 million for fiscal 2007 fourth quarter and subtract estimated income tax benefit of approximately $17.3 million to $18.5 million. This figure is then taxed at our estimated annual effective tax rate of 40 percent.

Non-GAAP Financial Measures
GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of merchandise sales, adjusted EBITDA, non-GAAP net income and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

Page 4 of 6	GSI Commerce 3Q07 Operating Results News Release

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as to the operating results of comparable companies. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

Merchandise sales. We define merchandise sales as the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through our platform, whether we record the full amount of such transaction as a product sale or a percentage of such transaction as a service fee on our financial statements. Merchandise sales exclude the retail value of all sales transactions from partners acquired through the acquisition of Accretive Commerce as such sales do not flow through our platform. Merchandise sales do, however, include the value of freight services sold by Accretive Commerce to its partners. We consider merchandise sales to be a useful metric for management and investors because a significant portion of our sales and marketing expenses, including fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees and organizational costs such as business management, are related to the amount of sales made through our platform, whether or not we record the revenue from such sales. As a result, we use this metric as part of our revenue and expense forecasting process and for capacity planning purposes. We monitor this metric on a daily basis and consider it to be a critical measure of the health of our business.

Adjusted EBITDA. We have defined adjusted EBITDA as income from operations excluding stock-based compensation and depreciation and amortization expenses. Beginning with this release we are also excluding acquisition-related integration expenses. We consider adjusted EBITDA to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

Non-GAAP net income. We have defined non-GAAP net income as net income plus stock-based compensation expense and amortization of acquisition-related intangibles minus cumulative effect of change in accounting principle related to the adoption of SFAS 123R and plus/minus the provision/benefit for income taxes. Beginning with this release, we are also adding back acquisition-related integrated expenses to net income. This figure is then taxed at our current annual effective tax rate to arrive at non-GAAP net income. We believe it is useful to exclude stock-based compensation expense and acquisition-related integration expenses from non-GAAP net income for the same reasons we exclude them from adjusted EBITDA. We believe it is useful to exclude amortization of acquisition-related intangibles because in our opinion the benefits of these assets could exceed the amortization period and this supplemental view enables management and investors to measure the business without this potential effect. The gain we recorded from the cumulative effect of change in accounting principle related to the adoption of SFAS 123R is an item we view as non-recurring in nature. We believe it is useful to view net income without the benefit of this non-recurring item. We exclude the GAAP income tax provision in order to compute the non-GAAP pre-tax income. The non-GAAP pre-tax income is then taxed at our current annual effective tax rate to arrive at non-GAAP net income.

Page 5 of 6	GSI Commerce 3Q07 Operating Results News Release

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including capitalized software development. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service but not paid for during the applicable period. Our management compensates for this limitation by providing information about capital expenditures on the face of the cash flow statement and in supplemental disclosures in our Forms 10-K and 10-Q.

Fiscal Third Quarter 2007 Conference Call

GSI Commerce has scheduled a conference call for today at 4:45 p.m. EDT to review its fiscal 2007 third quarter operating results and to discuss the company’s expectations for future performance.

Live Conference Access:
•	Phone - Dial 1-866-203-3206, passcode 75317452 by 4:30 p.m. EDT on Oct. 24.
•
Web - Go to http://www.gsicommerce.com, and click on the Webcast icon provided, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:
•	Phone - Dial 1-888-286-8010, passcode 47778206. The replay will be available one hour after the completion of the call and remain available through Nov. 25.
•	Web - Go to http://www.gsicommerce.com, and click on the Webcast replay icon provided. Access will remain available through Nov. 25.

About GSI Commerce
GSI Commerce® is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of four components: technology, customer care, fulfillment and marketing services. We provide e-commerce solutions for more than 80 partners.

Page 6 of 6	GSI Commerce 3Q07 Operating Results News Release

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of the establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

###

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 30,	September 29,
	2006	2007

ASSETS
Current assets:
Cash and cash equivalents	$71,382	$93,943
Marketable securities	113,074	72,300
Accounts receivable, net of allowance of $1,078 and $1,276	38,681	39,631
Inventory	46,816	52,758
Deferred tax assets	10,403	11,520
Prepaid expenses and other current assets	6,409	14,761
Total current assets	286,765	284,913

Property and equipment, net	106,204	148,273
Goodwill	17,786	107,536
Equity investments and other	2,435	2,777
Long-term deferred tax assets	36,792	47,338
Other assets, net of accumulated amortization of $12,367 and $15,210	13,575	17,643
Total assets	$463,557	$608,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,553	$55,677
Accrued expenses and other	72,740	71,579
Deferred revenue	11,790	15,832
Current portion - long-term debt and other	510	2,399
Total current liabilities	161,593	145,487

Convertible notes	57,500	207,500
Long-term debt	12,856	26,893
Deferred revenue and other	3,901	3,782
Total liabilities	235,850	383,662

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued
and outstanding as of December 30, 2006 and September 29, 2007	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 45,878,527 and
46,662,912 shares issued as of December 30, 2006 and September 29, 2007, respectively;
45,878,324 and 46,662,709 shares outstanding as of December 30, 2006 and
September 29, 2007, respectively	458	466
Additional paid in capital	347,676	358,121
Accumulated other comprehensive (loss) income	(97)	25
Accumulated deficit	(120,330)	(133,794)
Total stockholders' equity	227,707	224,818

Total liabilities and stockholders’ equity	$463,557	$608,480

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 29,	September 30,	September 29,
	2006	2007	2006	2007

Revenues:
Net revenues from product sales	$84,673	$91,299	$270,856	$289,053
Service fee revenues	33,802	45,987	81,490	125,780

Net revenues	118,475	137,286	352,346	414,833
Cost of revenues from product sales	60,811	65,259	200,914	207,843

Gross profit	57,664	72,027	151,432	206,990

Operating expenses:
Sales and marketing, inclusive of $668, $774, $3,046 and
$2,084 of stock-based compensation	34,824	47,321	94,398	132,802
Product development, inclusive of $215, $395, $635 and
$1,026 of stock-based compensation	13,944	15,925	31,111	44,737
General and administrative, inclusive of $1,232, $1,006, $2,205
and $2,708 of stock-based compensation	9,465	11,198	24,827	31,014
Depreciation and amortization	5,535	9,129	14,912	23,744

Total operating expenses	63,768	83,573	165,248	232,297

Loss from operations	(6,104)	(11,546)	(13,816)	(25,307)

Other (income) expense:
Interest expense	776	2,075	2,332	3,842
Interest income	(1,445)	(3,342)	(4,428)	(7,025)
Other expense	194	28	101	51
Impairment on investment	737	-	2,763	-

Total other (income) expense	262	(1,239)	768	(3,132)

Loss before income taxes	(6,366)	(10,307)	(14,584)	(22,175)
Benefit for income taxes	(151)	(4,221)	(149)	(8,711)

Net loss before cumulative effect of change in accounting principle	(6,215)	(6,086)	(14,435)	(13,464)
Cumulative effect of change in accounting principle	-	-	268	-

Net loss	$(6,215)	$(6,086)	$(14,167)	$(13,464)

Basic and diluted loss per share:

Prior to cumulative effect of change in accounting principle	$(0.14)	$(0.13)	$(0.32)	$(0.29)

Cumulative effect of change in accounting principle	$-	$-	$0.01	$-

Net loss	$(0.14)	$(0.13)	$(0.31)	$(0.29)

Weighted average shares outstanding - basic and diluted	45,344	46,567	45,005	46,320

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,	September 29,
	2006	2007

Cash Flows from Operating Activities:
Net loss	$(14,167)	$(13,464)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,912	23,744
Stock-based compensation	5,886	5,818
Loss on impairment of investment and sales of marketable securities	2,763	80
Loss on disposal of equipment	334	36
Deferred tax assets	-	(8,783)
Cumulative effect of change in accounting principle	(268)	-
Changes in operating assets and liabilities:
Accounts receivable, net	912	9,063
Inventory	(8,727)	(5,930)
Prepaid expenses and other current assets	(4,644)	(5,228)
Other assets, net	(2,414)	995
Accounts payable and accrued expenses and other	(26,155)	(45,056)
Deferred revenue	5,732	3,052

Net cash used in operating activities	(25,836)	(35,673)

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(5,847)	(92,889)
Cash paid for property and equipment, including internal use software	(26,955)	(40,301)
Proceeds from government grant related to corporate headquarters	2,925	-
Other deferred cost	95	-
Cash paid for equity investments	(2,435)	-
Purchases of marketable securities	(172,315)	(263,640)
Sales of marketable securities	191,803	304,051

Net cash used in investing activities	(12,729)	(92,779)

Cash Flows from Financing Activities:
Proceeds from convertible notes	-	150,000
Issuance costs paid for convertible notes	-	(5,080)
Repayments of capital lease obligations	(388)	(342)
Repayments of mortgage note	(139)	(135)
Proceeds from exercise of common stock options	5,252	6,544

Net cash provided by financing activities	4,725	150,987

Effect of exchange rate changes on cash and cash equivalents	28	26

Net (decrease) increase in cash and cash equivalents	(33,812)	22,561
Cash and cash equivalents, beginning of period	48,361	71,382

Cash and cash equivalents, end of period	$14,549	$93,943

GSI COMMERCE, INC. AND SUBSIDIARIES
ADJUSTED EBITDA (1) AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 29,	September 30,	September 29,
	2006	2007	2006	2007
Reconciliation of GAAP loss from operations to Adjusted EBITDA:
GAAP loss from operations	$(6,104)	$(11,546)	$(13,816)	$(25,307)

Stock-based compensation	2,115	2,175	5,886	5,818
Depreciation and amortization	5,535	9,129	14,912	23,744

Adjusted EBITDA	$1,546	$(242)	$6,982	$4,255

(1)	Adjusted EBITDA no longer includes other income (expense) as a reconciling item between Adjusted EBITDA and GAAP results.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP NET LOSS AND RECONCILIATION TO GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 29,	September 30,	September 29,
	2006	2007	2006	2007

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net loss	$(6,215)	$(6,086)	$(14,167)	$(13,464)

Benefit for income taxes	(151)	(4,221)	(149)	(8,711)
Stock-based compensation	2,115	2,175	5,886	5,818
Cumulative effect of change in accounting principle	-	-	(268)	-
Amortization of acquisition-related intangibles	14	377	41	1,151
Non-GAAP pre-tax loss	(4,237)	(7,755)	(8,657)	(15,206)

Income tax benefit at 40.00% (1)	-	(3,102)	-	(6,082)

Non-GAAP net loss	$(4,237)	$(4,653)	$(8,657)	$(9,124)

Basic and diluted non-GAAP net loss per share	$(0.09)	$(0.10)	$(0.19)	$(0.20)

Weighted average shares outstanding - basic and diluted	45,344	46,567	45,005	46,320

(1)
The income tax benefit for the three-and nine-months ended September 29, 2007 is calculated using our fiscal 2007 estimated effective tax rate. For the three-and nine-months ended September 30, 2006, there was no GAAP benefit for income taxes.

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP OPERATING CASH FLOW - TRAILING TWELVE MONTHS
(In thousands)
(Unaudited)

	Twelve Months Ended
	September 30,	September 29,
	2006	2007
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$24,737	$56,240
Cash paid for fixed assets, including capitalized software development	(33,328)	(55,967)

Free cash flow	$(8,591)	$273

GSI COMMERCE, INC. AND SUBSIDIARIES
MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,	September 29,	Variance
	2006	2007	Amount	%

Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$70,033	$80,877	$10,844	15%
Other	162,945	234,889	71,944	44%
Total merchandise sales (1) - (a non-GAAP
financial measure)	$232,978	$315,766	$82,788	36%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$55,855	$65,017	$9,162	16%
Other	28,818	26,282	(2,536)	-9%

Total net revenues from product sales	84,673	91,299	6,626	8%

Service fee revenues	33,802	45,987	12,185	36%

Total net revenues - (GAAP basis)	$118,475	$137,286	$18,811	16%

Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$70,033	$80,877	$10,844	15%
Other	162,945	234,889	71,944	44%
Total merchandise sales (1) - (a non-GAAP
financial measure)	232,978	315,766	82,788	36%
Less:
Sales by partners (2):
Category:
Sporting goods	(14,178)	(15,860)	(1,682)	12%
Other	(134,127)	(208,607)	(74,480)	56%

Total sales by partners (2)	(148,305)	(224,467)	(76,162)	51%
Add:
Service fee revenues	33,802	45,987	12,185	36%

Net revenues - (GAAP basis)	$118,475	$137,286	$18,811	16%

(1)
Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)
Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

GSI COMMERCE, INC. AND SUBSIDIARIES
MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,	September 29,	Variance
	2006	2007	Amount	%

Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$207,580	$252,369	$44,789	22%
Other	424,320	701,858	277,538	65%
Total merchandise sales (1) - (a non-GAAP
financial measure)	$631,900	$954,227	$322,327	51%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$166,408	$201,944	$35,536	21%
Other	104,448	87,109	(17,339)	-17%

Total net revenues from product sales	270,856	289,053	18,197	7%

Service fee revenues	81,490	125,780	44,290	54%

Total net revenues - (GAAP basis)	$352,346	$414,833	$62,487	18%

Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$207,580	$252,369	$44,789	22%
Other	424,320	701,858	277,538	65%
Total merchandise sales (1) - (a non-GAAP
financial measure)	631,900	954,227	322,327	51%
Less:
Sales by partners (2):
Category:
Sporting goods	(41,172)	(50,425)	(9,253)	22%
Other	(319,872)	(614,749)	(294,877)	92%

Total sales by partners (2)	(361,044)	(665,174)	(304,130)	84%
Add:
Service fee revenues	81,490	125,780	44,290	54%

Net revenues - (GAAP basis)	$352,346	$414,833	$62,487	18%

(1)
Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)
Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.